UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2025
Waystar Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42125	84-2886542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1550 Digital Drive, #300
Lehi, Utah 84043
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (844) 492-9782
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WAY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 12, 2025, certain subsidiaries of Waystar Holding Corp. (the “Company”) entered into the Eleventh Amendment (“Amendment No. 11”) to the First Lien Credit Agreement, dated as of October 22, 2019 (as amended by the First Amendment thereto, dated as of December 2, 2019, the Second Amendment thereto, dated as of September 23, 2020, the Third Amendment thereto, dated as of March 24, 2021, the Fourth Amendment thereto, dated as of August 24, 2021, the Fifth Amendment thereto, dated as of June 1, 2023, the Sixth Amendment thereto, dated as of June 23, 2023, the Seventh Amendment thereto, dated as of October 6, 2023, the Eighth Amendment thereto, dated as of February 9, 2024, the Ninth Amendment thereto, dated as of June 27, 2024, and the Tenth Amendment thereto, dated as of December 30, 2024, and as further amended, restated, supplemented, or otherwise modified from time to time prior to the date of Amendment No. 11, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by Amendment No. 11, the “Credit Agreement”), among Waystar Technologies, Inc. as borrower (the “Borrower”), Waystar Intermediate, Inc. and certain subsidiaries of the Borrower as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties party thereto.
Pursuant to Amendment No. 11, among other things, (a) the Borrower’s $1,157,711,636 aggregate outstanding principal amount of term loans under the Existing Credit Agreement (the “Existing Term Loans”) were fully refinanced with replacement term loans (“Replacement Term Loans”) bearing reduced interest at a rate per annum equal to, at the election of the Borrower, either (i) Adjusted Term SOFR (as defined in the Credit Agreement) subject to a floor of 0.00%, plus an applicable rate of 2.00% (compared to the previous applicable rate of 2.25%) or (ii) the Alternate Base Rate (as defined in the Credit Agreement) subject to a floor of 1.00%, plus an applicable rate of 1.00% (compared to the previous applicable rate of 1.25%).
In the event that, on or prior to the date that is six (6) months after the closing date with respect to Amendment No. 11, the Borrower effects a Repricing Transaction (as defined in the Credit Agreement) with respect to the Replacement Term Loans, the aggregate principal amount of Replacement Term Loans subject to such Repricing Transaction shall be subject to a customary 1.00% premium.
Except as otherwise described above, the Replacement Term Loans are subject to substantially similar terms relating to maturity date, guarantees, collateral, mandatory prepayments, and covenants that were applicable to the Existing Term Loans under the Existing Credit Agreement. There was no change to the Company’s outstanding indebtedness in connection with Amendment No. 11.
The foregoing description of Amendment No. 11 is a summary and is qualified in its entirety by reference to Amendment No. 11, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure
On August 12, 2025, the Company issued a press release announcing the execution of Amendment No. 11, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01             Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1
Amendment No. 11, dated as of August 12, 2025, to the First Lien Credit Agreement, among Waystar Technologies, Inc., as Borrower, Waystar Intermediate, Inc. and certain subsidiaries of the Borrower as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, and Issuing Bank, and the other parties and lenders party thereto.

99.1	Waystar Holding Corp. Press Release, dated August 12, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: August 12, 2025	Waystar Holding Corp.

	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Chief Legal Officer